UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                July 31, 2015

     MUELLER INDUSTRIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8285 Tournament Drive Suite 150 Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                                         (901) 753-3200

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement
On July 31, 2015, Mueller Copper Tube Products, Inc. (the “Buyer”), a wholly owned subsidiary of Mueller Industries, Inc., entered into a Share Purchase Agreement (the “Purchase Agreement”) with Great Lakes Copper Inc. (the “Seller”) providing for the purchase by the Buyer and the sale by the Seller of all of the outstanding shares (the “Shares”) of Great Lakes Copper Ltd.  The closing of the transaction occurred on July 31, 2015.
The aggregate consideration paid by the Buyer to the Seller for the Shares was $75 million in cash in immediately available funds, subject to a customary negative working capital adjustment.  The Purchase Agreement contains customary representations, warranties, and indemnification provisions for both the Buyer and the Seller.  Regarding the acquisition, Greg Christopher, Mueller’s CEO, said, “The addition of the Great Lakes Copper mill is a great complement to our global piping platform and expands our manufacturing footprint to Canada.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

By: /s/ Gary C. Wilkerson
Name:	Gary C. Wilkerson
Title:	Vice President, General Counsel and Secretary